UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 12, 2008
Date of Report (Date of earliest event reported)
DIODES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	002-25577 (Commission File Number)	95-2039518 (I.R.S. Employer Identification No.)

15660 North Dallas Parkway, Suite 850
Dallas, TX (Address of principal executive offices)	75248 (Zip Code)
(972) 385-2810
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On September 12, 2008, Diodes Incorporated (“Diodes”) issued a press release to update its guidance for the third quarter of 2008. A copy of the press release is attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
          See exhibit index.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as the Company’s business strategy, the introduction and market reception to new product announcements, fluctuations in product demand and supply, prospects for the U.S. and global economy; the continue introduction of new products, the Company’s ability to maintain customer and vendor relationships, technological advancements, impact of competitive products and pricing, growth in targeted markets, successful integration of acquired companies and/or assets, the Company’s ability to successfully make additional acquisitions, risks of domestic and foreign operations, uncertainties in the Auction Rate Securities market; currency exchange rates; availability of tax credits, and other information detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission. The forward-looking statements included in this report on Form 8-K are made only as of the date of this report, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.
The information in this Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2008	DIODES INCORPORATED
By /s/ Carl C. Wertz
CARL C. WERTZ
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated September 12, 2008 (furnished pursuant to Item 7.01)